Exhibit 10.21
EMPLOYMENT AGREEMENT
This Employment Agreement ("Agreement"), made as of December
17, 2025 effective on December 31, 2025,
between Coronado Global Resources Inc. (the "Company"),
a Delaware corporation and Craig Manz
("Employee").
WITNESSETH:
WHEREAS the Company wishes to offer employment
to the Employee and to protect against Employee's
competing against the Company,
and Employee desires to be employed by the Company
and to provide
assurances of confidentiality as set forth in this Agreement.
NOW, THEREFORE, intending
to be legally bound hereby,
the Company hereby agrees to employ Employee,
and Employee hereby agrees to be employed by the Company,
upon the following terms and conditions:
1.0
Duties and Responsibilities
Employee shall hold the position of Chief Operating Officer
(“COO”) and shall render such services and perform
such duties commensurate with this position as may be
reasonably assigned from time to time by the
Company.
Excluding any periods of vacation and sick leave to which
Employee is entitled, Employee agrees to
devote reasonable attention and time during normal business hours to the business and affairs of the Company
and, to the extent necessary to discharge the responsibilities assigned to Employee hereunder,
to use
Employee's reasonable best efforts to perform faithfully
and efficiently such responsibilities.
2.0
Compensation
a)
Employee's base salary effective as of the effective
date set forth above shall be $505,450 per year,
which shall be reviewed from time to time and may
be increased by the Company in the best interests of
the
Company and in accordance with Employee's then
current responsibilities, paid in accordance with the
Company's regular payroll practices and on regularly scheduled payroll dates. In addition, Employee shall be
entitled to participate in all short-term incentive, long-term incentive, welfare, savings and retirement and other
employee benefit plans, practices, policies, and programs
applicable generally to other executive officers
of the
Company.
b)
The Company shall reimburse the Employee for all reasonable
business expenses paid by the
Employee in the performance of duties or as otherwise
may be approved by the Company.
Expenses shall be
reimbursed within a reasonable period of time (not to
exceed four (4) weeks) following the submission of
appropriate proof of any such expenditures.
3.0
Personnel Policies
Employee agrees to adhere to and abide by all personnel
policies as may be established by the Company from
time to time with respect to all employees of the Company,
subject to any provisions of this Agreement to the
contrary.
4.0
Termination of
Employment
a)
Subject to the terms and provisions of this Agreement,
Employee's employment hereunder shall
commence as of December 31, 2025, and shall continue until
December 31, 2027 (the "Expiration Date").
Notwithstanding the foregoing to the contrary,
each year the Expiration Date shall be automatically
extended to
December 31 of the following year unless either party
gives written notice to the other party,
on or before
September 30 of the year in which the Expiration Date
is scheduled to occur, of
its intention not to extend the
Expiration Date.
b)
Either party may terminate this Agreement by giving the other party three (3) months’ written notice. If
notice of termination is given to Employee, the Company
may, at its discretion,
make a payment in lieu of notice
for all or part of the notice period or require Employee
to work for all or part of the notice period. If Employee
or
the Company gives notice ending employment, the Company
may direct Employee at any time during the
notice period not to attend work; not to perform all or part of Employee’s duties; perform duties that
Employee
has the necessary skills and competence to perform which
are different to Employee’s normal duties;
or cease

contact with the Company’s clients, customers
or suppliers. In the event that Employee terminates this
Agreement without giving the required period of notice,
Employee shall pay the Company an amount equal to
total remuneration for the balance of the notice period
not served. Employee agrees that this amount is a
genuine pre-estimate of the loss the Company is likely
to suffer as a result of the failure to give the
specified
period of notice.
c)
The employment of Employee hereunder may be terminated
by the Company with or without Cause
(as defined below) or by Employee with or without Good Reason
(as defined below). Employee's employment
shall terminate automatically if Employee dies. If the Company determines in good faith that the Disability (as
defined below) of Employee has occurred, it may give
to Employee written notice of its intention to terminate
Employee's employment. In such event, Employee's employment
with the Company shall terminate effective
on
the 30th day after receipt of such notice by Employee,
provided that, within the 30 days after such receipt,
Employee shall not have returned to full-time performance of
Employee's duties. Nothing in this section shall be
construed to waive the Employee's rights, if any,
under existing law including, without limitation, the Americans with Disabilities Act.
d)
"Cause" shall mean by reason of Employee's: (i) conviction
of, or plea of nolo conlendere to, any felony
or to any crime or offense causing substantial
harm to the Company or its affiliates or involving
acts of theft,
fraud, embezzlement, moral turpitude, or similar conduct,
(ii) repeated intoxication by alcohol or drugs during
the performance of such Employee's duties in a manner that
materially and adversely affects the Employee's
performance of such duties, (iii) malfeasance, in the conduct of such Employee's duties, that consists of (I)
willful and intentional misuse or diversion of funds of the Company or its affiliates, (2) embezzlement, or (3)
fraudulent or willful and material misrepresentations or concealments on any written reports submitted to the
Company or its Affiliates, or (iv) material failure
to perform the duties of Employee's employment or material
failure to follow or comply with the reasonable and lawful written directives of the board of directors or the board
of managers or other governing body a subsidiary or affiliate of the Company by which such Employee is
employed, in either case after the Employee shall have been
informed, in writing, of such material failure and
given a period of not more than thirty (30) days to fully
remedy same.
e)
"Disability" shall mean Employee's incapacity due to physical or mental illness that (i) shall have
prevented Employee from performing duties for the Company
or any of its subsidiaries or affiliates on a full-time
basis for more than 180 days or (ii) (I) the board of directors determines, in good faith, is likely to prevent
Employee from performing such duties for such a 180-day
period and (2) 30 days has elapsed since delivery
to
Employee of the determination of the board and Employee
has not resumed such performance of duties.
f)
"Good Reason" shall mean, without Employee's express
written consent, the occurrence of any one or
more of the following: (i) a material diminution of Employee's authorities, duties, responsibilities, and status
(including offices, titles, and reporting requirements)
as an employee of the Company or any successor thereof
(any such diminution occurring as a result of the Company's
ceasing to be a publicly traded entity (or its merger
into, or acquisition of the business of the Company or of a substantial portion of its assets by,
another publicly
traded entity) shall be deemed material for purposes of the
foregoing); (ii) the Company requiring Employee to
be based at a location in excess of thirty-five miles from
the location of Employee's principal job location or
office immediately prior to such change; (iii) a reduction
in Employee's base salary or any material reduction by
the Company of Employee's other compensation or benefits;
(iv) the failure of the Company to obtain a
satisfactory agreement from any successor to the Company
to assume and agree to perform the Company's
obligations under this Agreement; (v) any purported termination by the Company of Employee's employment
that is not effected pursuant to a notice of termination
(1) that indicates the specific termination provision
in this
Agreement relied upon, and (2) sets forth in reasonable detail the facts and circumstances claimed to provide a
reasonable good faith basis for termination of Employee's
employment; and (vi) a material breach of this
Agreement by the Company.
Employee must deliver the Company written notice of resignation for Good
Reason no later than 30 days after the occurrence of any
such event in order for Employee's resignation with
Good Reason to be effective hereunder,
and such resignation shall not be deemed to be for
"Good Reason"
hereunder unless the circumstance giving rise to Employee's
"Good Reason" remains uncured at the end of
such 30-day period.
5.0
Compensation Upon Termination
of Employment
a)
Termination
by the Company for Cause or Resignation by Employee
Without Good Reason. The
Company may terminate this Agreement immediately without
notice or payment in lieu of notice for Cause. If
Employee's employment is terminated by the Company
for Cause or by Employee without Good Reason, the
Company shall provide the following (referred to in this
Agreement as the "Accrued Obligations") to the

Employee (i) Employee's base salary,
vacation, unpaid business expenses and other cash
entitlements
accrued through the date of termination shall be paid to Employee in a lump sum of cash on the first regularly
scheduled payroll date that is at least ten (10) days from
the date of termination to the extent theretofore
unpaid, (ii) the amount of any compensation previously
deferred by Employee shall be paid to Employee in
accordance with the terms of the applicable deferred compensation plan to the extent theretofore unpaid and
(iii) amounts that are vested benefits or that Employee
is otherwise entitled to receive under any plan, policy,
practice or program of or any other contract or agreement
with the Company at or subsequent to the date of
termination, payable in accordance with such plan, policy,
practice or program or contract or agreement, and
the Company shall have no other severance obligations
with respect to Employee under this Agreement.
b)
Termination
by the Company Without Cause or Resignation by the Employee
for Good Reason. If
Employee's employment is terminated by the Company
without Cause or if Employee resigns for Good
Reason, the Company shall provide the following to Employee
(i) the Accrued Obligations, payable as provided
in Section 5(a) hereof, (ii) a period of nine (9) months ("Severance
Period") base salary based upon the salary
Employee earned at the time of termination, and (iii) an
amount equal to the cost to Employee for the
continuation of any health and medical benefits during the Severance
Period. Any payments due hereunder
shall be conditioned upon Employee having provided, within sixty
(60) days of termination of employment, an
irrevocable waiver and general release of claims in favor
of the Company (and its respective affiliates,
subsidiaries, successors, officers, directors, and
employees) in a form reasonably satisfactory to the Company.
c)
Death or Disability.
If Employee's employment is terminated by reason of
Employee's death or
Disability, the Company
shall provide the Accrued Obligations to Employee,
or in the event of Employee's
death, to Employee’s estate or beneficiaries, and the
Company shall have no other severance obligations with
respect to Employee under this Agreement.
d)
Upon termination or resignation in accordance with Section
5(b), the Employee will only be entitled to
receive applicable compensation payments as set out
in this Section 5(b), if Employee signs a release of legal
claims in a form mutually agreeable to the
parties.
6.0
Confidential Information etc.
a)
Employee recognizes and acknowledges that: (i) in the course of Employee's employment by the
Company it will be necessary for Employee to acquire information which could include, in whole or in part,
information concerning the Company's sales, sales volume,
sales methods, sales proposals, customers and
prospective customers, identity of customers and prospective customers, identity of key purchasing personnel
in the employ of customers and prospective customers,
amount or kind of customers' purchases from the
Company, the Company's
sources of supply,
computer programs, system documentation, special
hardware,
product hardware, related software development, manuals,
formulae, processes, methods, machines,
compositions, ideas, improvements, inventions or other
confidential or proprietary information belonging to the
Company or relating to the Company's affairs (collectively
referred to herein as the "Confidential Information");
(ii) the Confidential Information is the property of the
Company; (iii) the use, misappropriation or disclosure
of
the Confidential Information would constitute a breach of trust and could cause irreparable injury to the
Company; and (iv) it is essential to the protection of the Company's good will and to the maintenance of the
Company's competitive position that the Confidential Information be kept secret and that Employee not disclose
the Confidential Information to others or use the Confidential
Information to Employee's own advantage or the
advantage of others. For purposes of this Agreement,
Confidential Information shall not include information
known by Employee before employment with the Company
or information that becomes publicly available
through some means other than disclosure by Employee in
violation of this Agreement.
b)
Employee further recognizes and acknowledges that it is essential for the proper protection of the
business of the Company that Employee be restrained
(i) from soliciting or inducing any employee of the
Company or of any subsidiary of the Company (for purposes
of Sections 6.0, 7.0, and 8.0 herein the
"Company" shall mean to include any subsidiaries or affiliates thereof) to leave the employ of the Company,
(ii)
from hiring or attempting to hire any Employee of the Company,
(iii) from soliciting the trade of or trading with
the customers of the Company for any business purpose,
and (iv) from competing against the Company each
according to the terms of Section 6 following.
7.0
Confidentiality. Non-compete
and Related Covenants
a)
Employee agrees to hold and safeguard the Confidential Information in trust for the Company,
its
successors and assigns and agrees that Employee shall
not, without the prior written consent of the Company,

disclose or make available to anyone for use outside the Company at any time, either during employment by
the Company or subsequent to the termination or resignation
of employment by the Company,
for any reason,
any of the Confidential Information, whether or not developed by Employee, except as required in the
performance of Employee's duties to the Company.
For the avoidance of doubt, this provision shall
not prohibit
Employee from reporting possible violations of federal
law or regulation to any governmental agency or
entity or
from making other disclosures that are protected under
the whistleblower provisions of federal law or
regulation. The Company's approval shall not be required, nor shall notice to the Company be required, in
connection with such reports or disclosures.
b)
Upon the termination of Employee's employment by the Company or resignation by the Employee, for
any reason, Employee shall promptly deliver to the Company
all originals and copies of correspondence,
drawings, blueprints, financial and business records, marketing and publicity materials, manuals, letters, notes,
notebooks, laptops, reports, flow-charts, programs, proposals and any documents concerning the Company's
customers or concerning products or processes used by
the Company and, without limiting the foregoing, shall
promptly deliver to the Company any and all other documents
or materials containing or constituting
Confidential Information.
c)
Subject to the provisions of Section 7(f) following, Employee agrees that during employment by the
Company, Employee
shall not, directly or indirectly,
solicit the trade of, or trade with, any customer
or
prospective customer of the Company for any business
purpose other than for the benefit of the Company.
Upon termination of Employee's employment by the Company,
including without limitation termination by the
Company in a termination for Cause or otherwise, or upon the resignation of the Employee, except in the case
of Good Reason, Employee further agrees that for a period
of one (1) year after the cessation of employment
hereunder, Employee shall
not, directly or indirectly,
solicit the trade of, or trade with, any customers, or
prospective customers, of the Company,
or solicit or induce, or attempt to solicit or induce, any
employee of the
Company to leave the Company for any reason whatsoever
or hire any employee of the Company,
provided
that nothing in this agreement shall restrict Employee from making a general solicitation that is not specifically
directed at any employee(s) of the Company,
including through use of a recruiting website or employment
search firm (so long as such firm us instructed not to solicit any employee(s) of the Company).
d)
Subject to the provisions of Section 7(f) following, during
the period of Employee's employment
hereunder and upon termination of Employee's employment
by the Company,
including without limitation
termination by the Company in a termination for Cause
or otherwise, or upon the resignation of the Employee
except in the case of Good Reason, Employee agrees
that for a period of one (1) year after the cessation of
employment hereunder, Employee
shall not, in any Competitive Territory,
engage, directly or indirectly,
whether
as principal or as agent, officer,
director, employee, consultant,
shareholder or otherwise, alone or in
association with any other person, corporation or other
entity, in any Competing
Business. For purposes of this
Agreement, (i) the term "Competing Business" shall mean
the production or sales of metallurgical bituminous
coal, and (ii) the term "Competitive Territory"
shall mean West Virginia and Virginia.
e)
Prior to accepting employment during the one year non-compete period referred to in Section 6(d),
Employee shall notify the Company of such employment
opportunity in reasonable detail in order for the
Company to determine if the position Employee is seeki
ng violates this Agreement.
f)
Notwithstanding the provisions of Sections 7(c) or 7(d)
to the contrary, the Company,
it is sole and
absolute discretion, may,
by written notice delivered to Employee promptly after
the termination of Employee's
employment by the Company or the resignation
of Employee, elect to waive and not enforce the non-solicitation and non-compete provisions of Sections 7(c) and 7(d).
g)
Unless the Company has provided notice that it has waived
and will not enforce both the non-
solicitation and non-compete provisions of Sections 7(c)
and 7(d) as provided in Section 7(f), during the six (6)
month period beginning on the first business day following
the last day of Employee's employment with the
Company, the Company
shall pay the Employee, in six (6) equal monthly
payments during such period
commencing 30 days after the last day of Employee's
employment with the Company,
an amount equal to
three (3) months' worth of the annual salary of Employee as of the business day immediately preceding the last
day of Employee's employment with the Company.
Payments under this section shall be in addition to any
severance or other payments due to Employee under
the terms of this Agreement. During such six-month
period (unless the waiver contemplated by Section 7(f) has been made), and in consideration of the payments
contemplated by this Section 7(g), Employee agrees to consult with the Company as requested by the
Company provided such consultation shall not require
more than twenty (20) hours of consultation per week
and shall be reasonably related to the duties of Employee while employed. Employee shall provide such

consultation by phone, e-mail or other remote communication
or at the location of Employee's principal job
location or office immediately prior to the termination
of employment and shall not be required to otherwise
travel.
8.0
Injunctive and other relief
a)
Employee represents that his experience and capabilities
are such that Sections 6.0 and 7.0 hereof do
not prevent him from earning a livelihood and acknowledges that it would cause the Company serious and
irreparable injury and cost if Employee were to use
Employee’s ability and knowledge in competition
with the
Company or to otherwise breach the obligations contained
in said paragraphs.
b)
In the event of a breach by Employee of Sections 6.0 or
7.0 of this Agreement, the Company shall be
entitled, if it shall so elect, to institute legal proceedings to enforce the specific performance of such Sections by
Employee and to enjoin Employee from any further violation
Sections 6.0 or 7.0
and to exercise such remedies
cumulatively or in conjunction with all other rights and
remedies provided by law.
Employee acknowledges,
however, that the remedies
at law for any breach by Employee of the provisions
of this Agreement may be
inadequate and that the Company shall be entitled to
injunctive relief against Employee in the event of any
breach.
c)
It is the intention of the parties that the provisions of Sections
6.0 and 7.0 hereof shall be enforceable to
the fullest extent permissible under applicable law,
but that the unenforceability (or modification to conform
to
such law) of any provision or provisions hereof shall not
render unenforceable, or impair,
the remainder thereof.
If any provision or provisions hereof shall be deemed invalid or unenforceable, either in whole or in part, this
Agreement shall be deemed amended to delete or modify,
as necessary,
the offending provision or provisions
and to alter the bounds thereof in order to render it valid and enforceable.
9.0
Governing Law
a)
This Agreement shall be governed by and construed
in accordance with the laws of the State of West
Virginia without giving effect to any choice
or conflict of law provision or rule (whether of the State of
West
Virginia or any other jurisdiction) that would cause
the application of the laws of any jurisdiction other than
the
State of West Virginia.
10.0
Amendments. waivers etc.
No amendment of any provision of this Agreement, and
no postponement or waiver of any such provision
or of
any default, misrepresentation, or breach of warranty or covenant hereunder, whether intentional
or not, shall
be valid unless such amendment, postponement or waiver
is in writing and signed by or on behalf of the
Company and Employee. No such amendment, postponement or
waiver shall be deemed to extend to any prior
or subsequent matter, whether
or not similar to the subject matter of such amendment,
postponement or
waiver. No failure or delay
on the part of the Company or Employee in exercising
any right, power or privilege
under this Agreement shall operate as a waiver thereof
nor shall any single or partial exercise of any right,
power or privilege hereunder preclude any other or further
exercise thereof or the exercise of any other right,
power or privilege.
11.0
Assignment
The rights and duties of the Company under this Agreement
may be transferred to, and shall be binding upon,
any person or company which acquires or is a successor to the
Company, its
business or a significant portion
of the assets of the Company by merger,
purchase or otherwise, and the Company shall require any
such
acquirer or successor by agreement in form and substance reasonably satisfactory to Employee, expressly to
assume and agree to perform this Agreement in the same manner and to the same extent that the Company,
as the case may be, would be required to perform if no
such acquisition or succession had taken place.
Regardless of whether such agreement is executed, this
Agreement shall be binding upon any acquirer or
successor in accordance with the operation of law and such
acquirer or successor shall be deemed the
"Company", as the case may be, for purposes of this
Agreement. The Employee may not transfer any
respective rights and duties hereunder except with the
written consent of the Company.
12.0
Interpretation etc.
The Company and Employee have participated jointly
in the negotiation and drafting of this Agreement. If an
ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by
the Company and Employee and no presumption or burden
of proof shalI arise favoring or disfavoring the

Company or Employee because of the authorship of any
of the provisions of this Agreement. The word
"including" shall mean including without limitation. The
rights and remedies expressly specified in this
Agreement are cumulative and are not exclusive of any
rights or remedies which either party would otherwise
have. The Section headings hereof are for convenience
only and shall not affect the meaning or interpretation
of this Agreement. For purposes of this Agreement, the
term "termination" when used in the context of a
condition to, or timing of, payment hereunder shall be interpreted to mean a "separation from service" as that
term is used in Section 409A of the Internal Revenue Code, as set forth in Paragraph 13.0 below.
All monetary
amounts herein are expressed in Unites States dollars.
13.0
Integration, Counterparts
This Agreement constitutes the entire agreement among the
parties and supersedes any prior understandings,
agreements or representations by or among the parties,
written or oral, to the extent they relate to the subject
matter hereof. This Agreement may be executed in one
or more counterparts, each of which shall be deemed
an original but all of which together shall constitute one and the same instrument. It shall not be necessary in
making proof of this Agreement to produce or account
for more than one such counterpart.
14.0
Code Section 409A
This Agreement is intended to comply with Section 409A of
the Internal Revenue Code of 1986, as amended
(the "Code"), and its corresponding regulations, or an exemption, and payments may only be made under this
Agreement upon an event and in a manner permitted
by Section 409A, to the extent applicable. Any payments
that qualify for the "short-term deferral" exception or another exception under Section 409A shall be paid under
the applicable exception. Notwithstanding anything in this Agreement to the contrary,
if required by Section
409A, if the Employee is considered a "specified employee"
for purposes of Section 409A and if payment of
any amounts under this Agreement is required to be delayed
for a period of six months after separation from
service pursuant to Section 409A (after taking into account
all applicable exemptions), payment of such
amounts shall be delayed as required by Section 409A,
and the accumulated amounts shall be paid in a lump
sum payment within ten (10) days after the end of the six
-month period. If the Employee dies during the
postponement period prior to the payment of benefits, the amounts withheld on account of Section 409A shall I
be paid to the personal representative of the Employee's
estate within sixty (60) days after the date of the
Employee's death. All payments to be made upon a termination of employment under this Agreement may only
be made upon a "separation from service" under Section
409A. For purposes of Section 409A of the Code, the
right to a series of installment payments under this Agreement shall be treated as a right to a series of separate
payments. In no event may the Employee, directly or indirectly, designate the calendar year of a payment. All
reimbursements and in-kind benefits provided under the
Agreement shall be made or provided in accordance
with the requirements of Section 409A, including, where applicable, the requirement that (i) any reimbursement
is for expenses incurred during the period of time specified in this Agreement or if no such period is specified,
during the Employee's lifetime, (ii) the amount of expenses
eligible for reimbursement, or in kind benefits
provided, during a calendar year may not affect the
expenses eligible for reimbursement, or in kind benefits
to
be provided, in any other calendar year,
(iii) the reimbursement of an eligible expense will be made
no later
than the last day of the calendar year following the year
in which the expense is incurred, and (iv) the right to
reimbursement or in kind benefits is not subject to liquidation or exchange for another benefit. Notwithstanding
any provision contained herein, in no event shall the Company be obligated to reimburse the Employee for any
additional tax (or related penalties and interest) Employee
may incur by reason of application of Section
409A.
"Termination
of employment," "resignation" or words of similar import, as used in this Agreement shall mean,
with respect to any payments subject to Section 409A, the
Employee's "separation from service" as defined by
Section 409A.
15.0
Notices
Any notice, consent, waiver and other communications
required or permitted pursuant to the provision of this
Agreement must be in writing and shall be deemed to
have been properly given (a) when delivered by hand;
(b)
when sent by email (with acknowledgement of complete
transmission), provided that a copy is also mailed by
U.S. certified mail return receipt requested; (c) five (5) days after sent by certified mail, return receipt requested;
or (d) three (3) days after deposit with a nationally recognized overnight delivery service, in each case to the
appropriate addresses and email addresses set forth
below:
If to Employee:
Craig Manz
Email: cmanz@coronadoglobal.com

If to the Company:
Coronado Global Resources
Lvl 33 CP1, 345 Queen Street
Brisbane, 4000, Australia
Attn: Douglas Thompson
Email: dthompson@coronadoglobal.com
16.0
Indemnity
Employer will, to the maximum extent permitted by Employer's bylaws and applicable law,
indemnify and hold
Employee harmless for any acts or decisions made in
good faith while performing services for Employer;
provided however, acts determined
by a court of competent jurisdiction to be acts of gross
negligence or willful
misconduct will not be deemed to be in good faith.
17.0
Severability of Provisions.
Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such
jurisdiction and the application to such facts and circumstances, be ineffective to the extent of such prohibition
or unenforceability without invalidating the remaining provisions hereof or the application thereof to other facts
and circumstances, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render
unenforceable such provision in any other jurisdiction.
IN WITNESS WHEREOF,
the due execution hereof as of the date first above written.
IN WITNESS WHEREOF,
the due execution hereof as of the date first above written.
/s/ Emma Pollard /s/ Douglas Thompson
Witness: Emma Pollard CORONADO GLOBAL RESOURCES
INC.
Douglas Thompson
/s/ Shaun Newberry /s/ Craig Manz
Witness: Shaun Newberry EMPLOYEE
Craig Manz